CERTIFICATE OF TRUST

                                      OF

                      BERKSHIRE CAPITAL INVESTMENT TRUST





          This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et. seq.) and sets forth the following:



1. The name of the business trust is BERKSHIRE CAPITAL INVESTMENT TRUST.



2. BERKSHIRE CAPITAL INVESTMENT TRUST will become within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940,  as amended  (15 U.S.C.  80a-1 et seq.),  and  shall  have  and  maintain the following registered office and registered agent for service of process:



                         The Corporation Trust Company

                              1209 Orange Street

                             Wilmington, DE 19801



3. The following persons shall serve as all of the trustees of BERKSHIRE

CAPITAL INVESTMENT TRUST:



     Malcolm R. Fobes III    475 Milan Drive # 103, San Jose, CA 95134

     Ronald G. Seger         715 Glenborough Drive, Mountain View, CA 94040



We  the  undersigned,  in order to form a business trust under the laws of the

State  of  Delaware,  hereby  make  and  file  this  Certificate  of  Trust.





                         /s/ Malcolm R. Fobes III

                         _________________________________

                         Malcolm R. Fobes III, Trustee





                         /s/ Ronald G. Seger

                         _________________________________

                         Ronald G. Seger, Trustee









































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